AMENDED AND RESTATED
SPONSORSHIP AND ADVERTISEMENT AGREEMENT

THIS AMENDED AND RESTATED SPONSORSHIP AND ADVERTISEMENT AGREEMENT, dated as of November 6, 2017 (the "***Execution Date***"), is made by and among, **Cannabis Sativa, Inc.**, a Nevada corporation ("***CBDS***") and its subsidiaries, including Presto (collectively, the "***CBDS Group***"), **Prestocorp.,** a Delaware corporation d/b/a PrestoDoctor ("***Presto***") and **Trans-High Corporation**, a New York corporation (the "***Company***") and its consolidated subsidiaries (collectively, the "***High Times Group***"). Presto, CBDS and the Company are each individually sometimes referred to herein as a "***Party***" and collectively, as the "***Parties***."

This Agreement supersedes and amends and restates in its entirety a Sponsorship and Advertisement Agreement among the Parties dated September 29, 2017 (the "***Prior Agreement***")

RECITALS

WHEREAS, the High Times Group is the owner of the "***High Times***"® brand, including related intellectual property assets such as the ***High Times Cannabis Cup™***; and

WHEREAS, CBDS is a publicly traded company with a listing of its CBDS Common Stock (as defined below) on the OTC Markets (OTCQB: CBDS) and the parent company of Presto;

WHEREAS, Presto is in the business of offering fully qualified medical cannabis recommendations to prospective patients and consumers of medical cannabis ("***Presto Services***"); and

WHEREAS, the board of directors of the Company, CBDS and Presto, among others, have agreed to terms of this Sponsorship and Advertisement Agreement (the "***Agreement***"), and have determined that it is in the best interests of the Parties to agree to the terms herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Recitals; Performance; Extension of Term.

(a) Recitals. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by reference.

(b) Performance. Pursuant to the terms set forth in this Agreement, upon each exercise of the Right of First Refusal (defined below) by Presto within the Right of First Refusal Period in accordance with Section 2 below, Presto will be deemed the official provider of medical cannabis doctor services for each Cannabis Cup Event (defined below) and will be obligated upon each exercise of the Right of First Refusal to provide Presto Services at the respective Cannabis Cup Event to voluntary paying patrons or attendees of the Cannabis Cup Event for the benefit of the High Times Group. Notwithstanding the foregoing, Presto shall have the right to refuse to provide Presto Services to any individual patron or attendee, at its sole discretion. Moreover, it is expressly understood that there is no guarantee that a patron or attendee will qualify for or be

issued a Medical Cannabis Recommendation (as defined below) and that such recommendation will be at the sole discretion of the licensed physician providing the examination.

(c) Presto Service Fees. Subject to Section 2 below, the Company agrees to provide Presto with the discretion to set a fixed price for the Presto Services offered at any given Cannabis Cup Event (as defined below), subject to the following limitations:

(i) Presto shall ***not*** set the fixed price for any offering of a doctors recommendation for a state Medical Cannabis recommendation (a "***Medical Cannabis Recommendation***"), as provided under the Presto Services, at any given Cannabis Cup Event above $100 per Medical Cannabis Recommendation offering at any Cannabis Cup Event conducted in the State of California or $200 per Medical Cannabis Recommendation offering at any Cannabis Cup Event conducted by the Company in any other jurisdiction of the United States.

(ii) Presto shall fix a uniform price for each Presto Services offering at each Cannabis Cup Event, subject to Section 1(c)(i) above, and shall not change, modify or alter the fixed pricing of any Presto Services offered during the midst or continuation of an ongoing Cannabis Cup Event.

(d) Renewal/ Extension of Term. The Parties agree that this Agreement is based on upon achieving an aggregate of 363,500 attendees at all Cannabis Cup Events during the Term (defined below). In the event that actual attendance numbers for all United States Cannabis Cup Events during the Term are less than an aggregate of 363,500 attendees, then Presto shall have the right, following the expiration of the Term, to further extend both the Right of First Refusal Period (set forth in Section 2 below) and Website Advertisement covenant (set forth in Section 4(b) below) ("***Extension Period***") for such an additional period of time as shall be required for the Company to commercially present additional United States Cannabis Cup Events following the expiration of the Right of First Refusal Period to achieve the aggregate of 363,500 total United States Cannabis Cup Event attendees milestone. For the avoidance of doubt, the aggregate milestone of 363,500 Cannabis Cup Event attendees figure shall by inclusive of all Cannabis Cup Event attendance figures achieve during the Right of First Refusal Period plus any Extension Period thereafter, if applicable, notwithstanding (i) Presto's attendance or absence at any such Cannabis Cup Event, or (ii) Presto's failure to exercise the Right of First Refusal prior to a Right of First Refusal Expiration Date.

2. Right of First Refusal.

(a) In consideration of entering into this Agreement, the Company hereby grants Presto a two (2) year right of first refusal to provide the Company with Presto Services, solely in connection with the production and presentation of any High Times Cannabis Cup (the "***Right of First Refusal***") to be conducted by the Company between the dates of October 15, 2017 to October 15, 2019 (the "***Right of First Refusal Period***" or "***Term***"). Each twelve (12) month period within the Term (i.e., October 15, 2017 to October 14, 2018 and October 15, 2018 to October 15, 2019) may be referred to herein as a "***Term Year***". During the Right of First Refusal Period, Presto will have the right to attend any High Times Cannabis Cup for purposes of offering Presto Services to patrons and attendees of the High Times Cannabis Cup.

(b) If during the Right of First Refusal Period, the Company commercially presents a High Times Cannabis Cup event, then the following provisions shall apply:

(i) Before the presentation of a High Times Cannabis Cup event, the Company shall be required to give written notice to Presto, as follows: (A) written notice within three (3) days of the Company's receipt of confirmation for a Cannabis Cup Event (defined below) or (B) no more than ten (10) days written notice prior to the scheduled date of the subject Cannabis Cup Event, whichever occurs first (a "***Cannabis Cup Notice***"). The details of the Cannabis Cup Notice shall summarize all of the details of the subject High Times Cannabis Cup event (the "***High Times Cannabis Cup***" or "***Cannabis Cup Event***"). The Right of First Refusal shall be exercisable by Presto by providing written notice to the Company no later than 48 hours after Presto's receipt of the Cannabis Cup Notice (the "***Right of First Refusal Expiration Date***");

(ii) If Presto exercises its Right of First Refusal for any Cannabis Cup Event prior to the Right of First Refusal Expiration Date, the Company shall ensure that Presto is the exclusive provider of Presto Services and Medical Cannabis Recommendations at such Cannabis Cup Event.

(iii) If, and only if, Presto does not exercise the Right of First Refusal prior to the Right of First Refusal Expiration Date, the Company may present the Cannabis Cup Event with any other replacement individual or entity conducting similar services to those offered by Presto or the Presto Services on any such terms contracted by the Company (a "***Replacement Transaction***");

(iv) In the event the Replacement Transaction is consummated prior to the expiration of the Right of First Refusal Period, then the provisions and obligations of the Parties under this Section 2 shall apply and continue without interruption and notwithstanding the inclusion of a Replacement Transaction or a Cannabis Cup Event involving a Replacement Transaction, *provided, however*, that such Cannabis Cup Event attendance involving a Replacement Transaction will be included in the United States Cannabis attendance figures set forth in Section 1(d) above.

3. Consideration. In consideration of the Right of First Refusal and Advertisements set forth herein, the Parties agree that the sale of all Presto Services consummated at each Cannabis Cup Event and in association with click-through Website Advertisements sales shall be subject to a revenue sharing arrangement set forth in accordance with the following terms:

(a) Cannabis Cup Event Sales.

(i) The Parties agree that Presto shall be entitled to retain and receive all gross revenue earned on the sale of all Presto Services at each Cannabis Cup Event subject to a flat fee payment to be issued to the Company in an amount equal to forty dollars U.S. ($40) per Medical Cannabis Recommendation provided by Presto at each Cannabis Cup Event ("***Cannabis Cup Fees***") and further subject to Section 3(a)(ii) below;

(ii) Presto shall be entitled to collect and account for all cash receipts from the sale of Presto Services earned during the course of each Cannabis Cup Event and further agrees to remit and pay the Company, in cash or immediately available funds, directly following the conclusion of each Cannabis Cup Event in accordance with Section 3(a)(i) above, *provided, however*, that the Company shall be granted the right of setoff to recoup, in addition to Cannabis Cup Fees, any accrued and unpaid Website Advertisement Fees (defined below) that remain outstanding at the time of any such payment of Cannabis Cup Fees, as set forth under this Section 3(a) and (b).

(b) Website Advertisement Sales. The Parties agree that the Company shall be able to earn and receive no less than thirty percent (30%) of the gross revenue earned by Presto on the sale of all Presto Services or Medical Cannabis Recommendation appointments made pursuant to Website Advertisements, as set forth in Section 4(b) below, to be made payable to the Company on a monthly basis in cash or immediately available funds (the "***Website Advertising Fees***").

(c) Presto Series A Preferred Stock Grant.

(i) Preferred Equity Grant**.** In consideration for the Right of First Refusal the CBDS Group shall sell, issue, transfer and/or assign to the Company or its affiliates, one thousand (1,000) shares of Series A convertible preferred stock, $0.001 par value per share, of Presto (the "***Presto Series A Preferred Stock***"). Each share of Presto Series A Preferred Stock shall have a stated or liquidation value equal to U.S. One Thousand ($1,000.00) Dollars (the "***Preferred Stock Per Share Value***") or, in the aggregate, a stated and liquidation value of (USD) One Million ($1,000,000) Dollars (the "***Stated Value***"). The Presto Series A Preferred Stock, as set forth in this Section 3(c), shall be issued and sold by CBDS Group to the Company or its affiliates upon the Execution Date and shall be non-redeemable and non-recoupable by the CBDS Group. The Presto Series A Preferred Stock may not be sold, transferred or assigned to anyone outside of the High Times Group, or it affiliates, for a period of twenty-four (24) months.

(ii) Conversion of Series A Preferred Stock. At any time on or after the "Conversion Date" (as defined below) the holder of Presto Series A Preferred Stock, immediately prior to the Conversion Date, may at any time, at its option, convert any or all of the 1,000 shares of Presto Series A Preferred Stock, into shares of common stock, $0.001 per share, of CBDS (the "***CBDS Common Stock***") on the basis of all 1,000 shares of Presto Series A Preferred Stock converting to an aggregate of 332,447 shares of CBDS Common Stock (the "***Conversion Shares***") and each full share of Presto Series A Preferred stock converting into 332.447 Conversion Shares.. Therefore, the aggregate number of shares of Conversion Shares to be issued to the Company on each Conversion Date shall be determined by multiplying the number of shares of Series A Preferred Stock to be converted by a conversion factor of 332.447. Presto shall initially maintain 332,447 shares of CBDS Common Stock on reserve for use as the Conversion Shares, but such reserve may be decreased accordingly with each conversion of Presto Series A Preferred Stock. In the event that the High Times Group has not converted all of its Presto Series A Preferred Stock into the Conversion Shares within eighteen (18) months, Presto may repurchase any remaining Series A Preferred Stock for $1,000 per share.

The number of Conversion Shares issuable on any one or more conversion of the Presto Series A Preferred Stock shall be equitably adjusted for any forward or reverse stock splits or recapitalizations of CBDS.

As used herein, the term "***Conversion Date***" shall mean any date following the expiration of six (6) months from the date of this Agreement and on which any holder of Presto Series A Preferred Stock provides written notice to CBDS of such holders intent to convert a certain number of shares of Presto Series A Preferred Stock in favor of such Conversion Shares.

(iii) Mechanics of Conversion**.** Upon each Conversion Date, the certificates of Presto Series A Preferred Stock shall represent the right to receive the Conversion Shares in the form of CBDS Common Stock issuable upon the conversion of such Presto Class A Common Stock. Holders of Presto Series A Preferred Stock shall surrender the certificates representing the shares of Presto Class A Common Stock to be converted at the office of Presto. Thereupon, there shall be promptly issued and delivered to such holder of Presto Series A Preferred Stock, a

certificate or certificates for the number of Conversion Shares into which the shares of Presto Series A Preferred Stock surrendered were convertible as of the Conversion Date. Presto shall be obligated to transfer certificates evidencing the Conversion Shares of CBDS Common Stock to and in the name of the holder of Presto Series A Preferred Stock, not later than five (5) Business Days following the applicable Conversion Date.

(iv) Before any holder of Presto Series A Preferred Stock shall be entitled to receive Conversion Shares of CBDS Common Stock pursuant to Section 3(c), such holder of Presto Series A Preferred Stock, shall surrender the certificate or certificates of Presto Series A Preferred Stock, duly endorsed, at the office of Presto, and shall give written notice to Presto and CBDS at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. Presto shall, not later than five (5) Business days following the date of the Conversion Notice and delivery of the stock certificate representing the Series A Preferred Stock, (A), transfer and deliver to the office to such holder of Presto Series A Preferred Stock, a certificate or certificates for the number of Conversion Shares of CBDS Common Stock to which such holder of Series A Preferred Stock shall be entitled as aforesaid, and (B) if less than all shares of Series A Preferred Stock are being converted, a certificate or certificates evidencing the remaining balance of the shares of Series A Preferred Stock that were not converted. Such conversion shall be deemed to have been made immediately on the close of business on the Conversion Date, pursuant to which such persons entitled to receive the Conversion Shares of CBDS Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of CBDS Common Stock as of such date.

(v) Authorized Preferred Stock. The Parties hereto acknowledge that (i) Presto has authorized for issuance an aggregate of One Thousand (1,000) shares of its Series A Preferred Stock, containing the same rights, designations and privileges as set forth in Section 4 below.

(d) Lock-Up/Leak-Out Agreement. Except as otherwise expressly provided in the lock-up agreement, attached and annexed hereto as **Exhibit A** (the "***Lock-Up/Leak-Out Agreement***"), and except as the record owner of the CBDS Shares following the Conversion Date, may be otherwise restricted from selling shares of CBDS Common Stock under applicable federal or state securities laws or the rules and regulations of the Securities and Exchange Commission (the "***SEC***"), including interpretations thereof, the record and beneficial owner of the Presto Series A Preferred Stock, immediately preceding the Conversion Date, shall be restricted and subject to the terms of the Lock-Up/Leak-Out Agreement that shall provide, among other things, the following:

(i) The holder of Presto Series A Preferred Stock, immediately preceding the Conversion Date, shall not be allowed to sell any shares of CBDS Common Stock for a period of six (6) months following the Conversion Date of this Agreement (the "***Lock-Up Period***"); and

(ii) Subsequent to the expiration of the Lock-Up Period, the holder of CBDS Shares, regardless of whether such holder is then an "affiliate" of CBDS, shall in accordance with applicable federal or state securities laws and SEC rules be further subject to a limitation in sales volume during the 12-month period following the expiration of the Lock-Up Period (the "***Leak-Out Period***") pursuant to which the holder of CBDS Shares shall be permitted to sell up to 10% of the aggregate CBDS Common Stock held by such beneficial owner at the time of such sale (the "***Leak-Out Period***") during each month following the Lock-Up Period.

4. Rights and Designations of the Presto Series A Preferred Stock.

(a) The Presto Series A Preferred Stock to be issued by Presto to the Company or its affiliates shall:

(i) have a stated or liquidation value of $1,000.00 per share or an aggregate Stated Value of $1,000,000;

(ii) on a Sale of Control or liquidation of Presto shall rank (a) junior to any Indebtedness of Presto incurred in the ordinary course of business, (b) ***pari passu*** to any other Presto Preferred Stock now existing or hereinafter created, and (c) be senior to any Presto common stock, par value $0.0001 per share ("***Presto Common Stock***");

(iii) not vote on any matter as to which stockholders of Presto are entitled to vote;

(iv) not accrue or pay any dividend;

(v) not be subject to any mandatory or optional redemption, except as otherwise provided for Section 3(c)(ii) above;

(vi) at the option of the holder(s), may be converted at any time or from time to time on any Conversion Date into 332.447 shares of CBDS Common Stock, 332,447 shares of CBDS Common Stock in the aggregate, as set forth in Section 3(c) above; and

(vii) contain such other rights, designations and privileges as are set forth in the certificate of designation of the rights, privileges and preferences of the Presto Series A Preferred Stock in the form of **Exhibit B** annexed hereto and filed on the Execution Date with the Secretary of State of the State of Delaware (the "***Presto Series A Preferred Certificate of Designation***").

5. Sponsorship and Advertisement.

(a) Cannabis Cup Event Sponsorship.

(i) Presto Booths. In accordance with Section 2 above, the Company, during the Term, agrees to provide Presto with two (2) trade vendor booths (to be no less than 10X10 in size) at each Cannabis Cup Event that Presto has agreed to attend and provide services for (in accordance with the exercise of the Right of First Refusal), to be used by Presto for the evaluation of patients, attendees and patrons receiving Presto Services. The foregoing offering set forth in this Section 5(a)(i) shall be provided by the Company to Presto at no additional cost as partial consideration for the Right of First Refusal.

(ii) Discounted Booth Offerings. During each Term Year, the Company will offer to provide CBDS and its subsidiaries with up to twelve (12) additional booths (excluding such offering set forth in Section 5(a)(i)) to be offered to CBDS or its subsidiaries at a 50% discount to the current market rate of such a similar 10X10 booth being offered at each Cannabis Cup Event to prospective sponsors, provided that, the Company will retain a right of refusal on any such requests under this Section 5(a)(ii) by CBDS or its subsidiaries.

(iii) Presto Wristbands. Presto agrees to provide all attendees of each Cannabis Cup Event receiving a Medical Cannabis Recommendation from Presto under the applicable state laws with a Presto branded wristbands, to be provided by Presto and distributed at each Cannabis Cup Event attended in accordance with Section 2 above at no additional cost to the High Times Group.

(iv) Cannabis Cup Event Advertising. The Company will provide Presto with commercial advertisement signs at each Cannabis Cup Event attended by Presto in accordance with Section 2 above and shall use its best efforts to publicize and market the Presto Services at each Cannabis Cup Event, subject to Section 2 above.

(v) Maintenance of Permits. In addition to Section 7(k) below, Presto agrees that Presto or its contracted physicians will maintain, at all times any required state licenses or permit requirements for the operation of the Presto Services and the issuance of Medical Cannabis Recommendations.

(b) Advertisement Sponsorship.

(i) Website Advertisement Rights. The Company hereby agrees to list Presto as the Company's official recommendation provider for Medical Cannabis Recommendations on the Company's High Times Cannabis Cup website (located at www.CannabisCup.com) and further agrees to grant Presto with a website advertisement hyper-link (located at www.CannabisCup.com) that will redirect all click-throughs to Presto's website at www.PrestoDoctor.com, *provided, however*, that the Company shall reserve the right to place the word "ADVERTISEMENT" on any website advertisement set forth on the Company's website(s) (collectively, the "***Website Advertisements***") that the Company believes to resemble or to be confusingly similar to the Company's website editorial or article format.

(ii) Email Advertisements. Subject to any restrictions under applicable law, the Company agrees to use best efforts to include an advertisement banner click-through link to Presto's website (located at www.PrestoDoctor.com) in all confirmation emails sent to patrons of each Cannabis Cup Event confirming the registration or purchase of tickets to an upcoming Cannabis Cup Event ("***Email Advertisements***", and together with Website Advertisements, the "***Advertisements***").

(iii) Merchandising. Upon the Execution Date and continuing until the expiration of the Term, the Company hereby agrees to perform certain merchandising services for the CBDS brand that shall be limited to the placement and commercial sale of CBDS merchandise to be distributed from the Company's e-commerce merchandising store platform, specifically located at www.shop.hightimes.com, provided that, CBDS shall be fully responsible for all sourcing, logistics, associated costs and delivery of CBDS merchandise sold to customers pursuant to this Section 5(b)(iii). In addition, in consideration for the Company's merchandising efforts provided in this Section 5(b)(iii), the Company shall be entitled to receive no less than ten percent (10%) of the net sales on Presto merchandise sold from the Company's e-commerce merchandising store.

(iv) Website Banner Advertisements. During the Term of this Agreement, the Company hereby agrees to provide the CBDS Group with website banner advertising placement on websites ("***CBDS Banner Ads***") owned or controlled by the High Times Group, provided further, that the Company will use its best efforts to (i) provide 250,000 monthly impressions from CBDS Banner Ads to be placed in preferred advertisement locations within the High Times Group network of websites, (ii) provide 500,000 monthly impressions from the CBDS Banner Ads to be placed in any viewing location within the High Times Group network of websites (ii) at the written request of CBDS (or Presto as applicable), the Company will seek to target the CBDS Banner Ads to certain geographical territories.

(v) Social Media Communications. During the Term of this Agreement, the Company hereby agrees to provide any CBDS subsidiary with one (1) social media

communication promotion per month, to be delivered from the High Times Group's Instagram, or Facebook or Twitter accounts (collectively, the "***High Times Social Media Platforms***").

(vi) Discounted Advertisement Placement. During the Term, the Company will offer to provide CBDS and its subsidiaries with discounted advertisement placement on any High Times Group websites and print publications at a 50% discount to the spot advertisement rate at such time and date of CBDS's or its subsidiaries written request for such discounting advertising rates (the "***Discounted Advertising***"). Notwithstanding this Section 5(b)(vi), the Company will retain the right to oppose or reject any Discounted Advertising requests made by CBDS pursuant to which the contents of the advertising may potentially conflict with the fundamental values of the High Times Group or may potentially harm or impair the commercial value or recognition of the High Times Group brand.

(vii) Video Production Support. During the Term, the Company will provide video development support to Presto for one (1) Presto branded video production shoot with the final runtime of the video media content to be no less than sixty (60) seconds in length (the "***Presto Video Content***"), provided further, that Presto shall finance all production and development costs of the Presto Video Content, at no additional cost to the Company. Following the completion of the Presto Video Content and subsequent delivery of such Presto Video Content to the Company, as shall be delivered during the Term, the Company further agrees (subject to the Company's right of refusal set forth in this Section 5(b)(vii)) to post the Presto Video Content to any of the High Times Social Media Platforms. Notwithstanding the foregoing, the Company shall retain the right of refusal to prevent or withhold the commercial distribution of the Presto Video Content on any High Times Social Media Platforms in the event that the Company does not approve the final Presto Video Content production.

(viii) Print Advertisements. During each Term Year, the Company hereby agrees to provide the CBDS Group with no more than four (4) half page advertisements in the Company's High Times Magazine, provided that any two (2) half page advertisements may be converted into (1) full page advertisement, at the sole discretion of CBDS (each, a "***Print Advertisement***" and collectively, the "***Print Advertisements***"). Notwithstanding this Section 5(b)(viii), the Company will retain the right to oppose or reject any Print Advertisement in the event that the contents of the Print Advertisement may potentially conflict with the fundamental values of High Times Magazine, the High Times Group or may potentially harm or impair the commercial value or recognition of the High Times Group brand.

(ix) Data Reporting. During the Term, the Company agrees to provide bi-monthly reports to CBDS containing the analytics or any such other internal data reports generated by the Company in the ordinary course of business for the Advertisements, social media communications, CBDS Banner Ads, and Sponsored Articles (defined below).

6. Sponsored Articles Publication.

(a) Sponsored Articles. Subject to this Section 6, the Company hereby agrees to design, develop, sponsor and produce written content articles for CBDS, or for the benefit of its subsidiaries, to consist of such subject matters to be determined at the written request of CBDS or its subsidiaries (the "***Sponsored Articles***").

(b) Implementation. The Company will publish a minimum of five (5) Sponsored Articles each Term Year to be published and distributed solely on the Company's High Times website

(located at www.hightimes.com), provided that, the Company shall have the sole right to determine the timing and release of the Sponsored Articles released within any such fiscal year as well as the physical location or placement of any Sponsored Articles on the Company's High Times website, provided that the Company will use best efforts to accommodate the requested timing and placement of any Sponsored Articles on the Company's High Times website. Specifically, upon the Company's completion and CBDS Group approval of a Sponsored Article, the Company will agree upon a specific release date that falls within two (2) weeks of its completion of the Sponsored Article.

(c) Development**.** In accordance with this Section 6, CBDS or its subsidiaries shall be required, prior to any publication of a Sponsored Article, to provide the Company with the subject matter of the Sponsored Article. The Company shall remain responsible and undertake the obligations for the drafting and compiling of texts, graphics, content research, production and the overall appearance of the Sponsored Articles to be distributed on the Company's website. Except for the subject matter of the Sponsored Articles (as set forth in this Section 6), the Company shall not be required to obtain approval from CBDS or its subsidiaries in regards to the substance of the written content, editorial decisions or publication of the Sponsored Articles.

(d) Approval Rights. Notwithstanding this Section 6 above, the Company will retain the right to oppose or reject the subject matter of any potential or suggested Sponsored Article submitted in accordance with this Section 6 that directly conflicts with the fundamental values of the High Times Group or may potentially harm or impair the commercial value or recognition of the High Times Group brand (the "***Approval Right***"), *provided, however*, that the exercise of the foregoing Approval Right by the Company shall be made in a commercially reasonable manner. The Parties hereto recognize that the Approval Rights are designated for verification of accuracy of information contained within the Sponsored Article, and to avoid publication of morally or commercially offensive material, or material that is obscene, defamatory, confidential, dangerous, commercially harmful to the High Times Group or otherwise tending to expose the Company to civil or criminal liability, in the commercially reasonable judgment of the Company.

7. Representations and Warranties of CBDS and Presto. As of the Execution Date CBDS and Presto, jointly and severally, represents and warrants to the Company the following:

(a) Organization.

(i) Presto is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license.

(ii) CBDS is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license.

(b) Intellectual Property. The CBDS Group owns or has the right to use all intellectual property included in any Advertisements and any materials, content, intellectual property, licenses or copyright insertions issued by the CBDS Group to the Company and that the foregoing does not and will not at any time during the Term or Extension Period of this

Agreement infringe or damage any Person.

(c) Authority. Each Party has the power and authority to execute and deliver this Agreement to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Parties of this Agreement have been duly and validly authorized by all necessary corporate action of the Parties. This Agreement has been duly executed and delivered by the Parties and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of the Parties, enforceable against the Parties in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d) No Order or Petition. No order or petition has been made or is, to the knowledge of the CBDS Group, threatened, and no action or resolution has been taken or passed with respect to the CBDS Group or its assets (i) for the suspension of payments, (ii) for entering into any composition arrangements with any of its creditors, (iii) for the winding up, bankruptcy, reorganization, receivership or other similar administration, or (iv) for a liquidator, receiver or similar administrator to be appointed.

(e) Authorization. All corporate action on the part of the CBDS Group, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Lock Up/Leak Out Agreement in the form attached hereto as Exhibit A, the performance of all obligations of the CBDS Group hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the CBDS Shares being sold, issued and transferred hereunder, and this Agreement and the Lock Up/Leak Out Agreement constitutes valid aid legally binding obligations of the CBDS Group, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f) Valid Issuance of Presto Series A Preferred Stock and CBDS Shares. The Presto Series A Preferred Stock (including any conversion into CBDS Shares) are being purchased and issued to the Company in consideration for the Company's obligations hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Lock-Up/Leak-Out Agreement and under applicable state and federal securities laws.

(g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the CBDS Group is required in connection with the consummation of the transactions contemplated by this Agreement, except for such other post-execution disclosure filings with the Securities and Exchange Commission as may be required.

(h) Issuance of Presto Series A Preferred Stock and CBDS Shares. The offer, sale and issuance of the Presto Series A Preferred Stock (including any conversion into CBDS Shares) as contemplated by this Agreement are both exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent

acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(i) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the CBDS Group, currently threatened against any member of the CBDS Group that questions the validity of this Agreement or the Lock-Up/Leak-Out Agreement, or the right of the CBDS Group to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the CBDS Group, financially or otherwise, or any change in the current equity ownership of the CBDS Group.

(j) Compliance with Other Instruments. The CBDS Group is not in violation, default, conflict or breach of any provision of its respective charter documents or bylaws, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the CBDS Group. The execution, delivery and performance of this Agreement and the Lock-Up/Leak-Out Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, default, conflict or breach, nor will such consummation constitute, with or without the passage of time and giving of notice, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the CBDS Group or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the CBDS Group, its business or operations or any of its assets or properties.

(k) Reservation of CBDS Shares. Effective at or prior to the Execution Date and continuing as of the Conversion Date or the transfer of Conversion Shares to Presto, CBDS shall reserve out of its reserved but unissued or treasury shares of CBDS Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Presto Series A Preferred Stock pursuant to this Agreement, and prior to the Conversion Date, CBDS shall transfer to Presto 332,447 shares of CBDS Common Stock to provide for such conversion as well as the issuance of the Conversion Shares by Presto.

8. Representation and Warranties of the Company. As of the Execution Date the Company represents and warrants to CBDS and Presto the following:

(a) Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license.

(b) Intellectual Property. The Company represents and warrants that the High Times Group owns or has the right to use all intellectual property and any materials, content, intellectual property, licenses or copyright insertions issued by the High Times Group and that the foregoing does not and will not at any time during the Term of this Agreement infringe or damage any Person.

(c) Authorization. The Company has full power and authority to enter into this Agreement and the Lock-Up/Leak Out Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application

affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Purchase Entirely for Own Account. This Agreement is made in reliance upon Company's representation, which by Company's execution of this Agreement Company hereby confirms, that the Presto Series A Preferred Stock (including any conversion into CBDS Shares) to be received by the Company, in accordance with Section 3 and Section 4 above, and the Presto Series A Preferred Stock (including any conversion into CBDS Shares) will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same. The Company agrees that it will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. By executing this Agreement, the Company further represents that the Company does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(e) Purchase of Presto Series A Preferred Stock and CBDS Shares. The Company agrees and understands that the consummation of this Agreement including the purchase of the shares of Presto Series A Preferred Stock (including any conversion into CBDS Shares) as contemplated hereby, constitute the offer and sale of securities under the Securities Act and applicable state statutes. The Company understands that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired, such as the fact that:

(i) neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the shares of Presto Series A Preferred Stock (including any conversion into CBDS Shares), and that this transaction involves certain risks.

(ii) the Company has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) the Company has such knowledge and experience in business and financial matters that it is capable of evaluating each business.

(iv) the Presto Series A Preferred Stock and CBDS Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject shares may, under certain circumstances, be inconsistent with this exemption and may make the Company an "underwriter," within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject shares can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the

persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act.

(v) Presto Series A Preferred Stock (including any conversion into CBDS Shares) must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The CBDS Group is not under any obligation to register the Presto Series A Preferred Stock or shares of CBDS Shares under the Securities Act. The certificates representing the shares of such stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

9. **Indemnification**. Presto and CBDS agree to indemnify and hold harmless the High Times Group, its directors, officers, employees, affiliates and subsidiaries from any and all claims and resulting damages, loss, and expense (including attorney fees) arising out of any claim or cause of action by any person or entity arising after the Execution Date against any member of the High Times Group, but only to the extent caused by the intentional or negligent acts, errors or omissions of the CBDS Group (including Presto), its agents, employees or independent contractors (including but not limited to licensed physicians employed by Presto or the CBDS Group) or those whom the CBDS Group is legally liable, which arise with respect to any of the transactions or provisions set forth in this Agreement. These foregoing claims include, but are not limited to, claims or suits for trademark infringement, copyright infringement or violation of state or federal laws.

10. **Termination**. Notwithstanding any other provision hereof, the Right of First Refusal Period or such Extension Period, as applicable, shall terminate, and, except as otherwise specifically provided herein, this Agreement shall terminate for "Cause" (as defined in Section 10(a) below), upon a Notice of Termination (defined below) given by the Company to CBDS or Presto after compliance with Section 10(b) below:

(a) Cause.

(i) The Company shall have Cause to terminate the Right of First Refusal Period and any subsequent Extension Period, but not the Agreement, if Presto (a) willfully, materially or continually fails to substantially perform such Presto obligations as set forth under this Agreement and such failure continues for a period of ten (10) days after written notice of such failure is delivered to the CBDS and Presto as set forth in Section 17 below, (b) fails to remedy any technical interruptions or web server crashes to the Presto website, located at www.prestodoctor.com and as further set forth in Section 5(b)(i) and (ii) above, for a period in excess of fifteen (15) days and such failure continues for a period of five (5) days after written notice of such failures is delivered to

the CBDS and Presto as set forth in Section 17 below, (c) Presto commences a voluntary case under title 11 of the United States Code or the corresponding provisions of any successor laws, (d) a third-party commences an involuntary case against the Presto under title 11 of the United States Code or the corresponding provisions of any successor laws and either (A) the case is not dismissed by midnight at the end of the 60th day after commencement or (B) the court before which the case is pending issues an order for relief or similar order approving the case, (e) a court of competent jurisdiction appoints, or Presto makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in title 11 of the United States Code or the corresponding provisions of any successor laws) for Presto or all or substantially all of its assets. If the Right of First Refusal Period is terminated during the Term, excluding any Extension Period, Section 5(b)(iii) – (ix) and Section 6 of the Agreement shall remain in effect for the duration of the original Term.

(ii) The Company shall have Cause to terminate the Right of First Refusal Period or Extension Period and the Agreement, if CBDS (a) willfully, materially or continually fails to substantially perform such CBDS obligations as set forth under this Agreement and such failure continues for a period of ten (10) days after written notice of such failure is delivered to the CBDS and Presto as set forth in Section 17 below, (b) CBDS commences a voluntary case under title 11 of the United States Code or the corresponding provisions of any successor laws, (c) a third-party commences an involuntary case against CBDS under title 11 of the United States Code or the corresponding provisions of any successor laws and either (A) the case is not dismissed by midnight at the end of the 60th day after commencement or (B) the court before which the case is pending issues an order for relief or similar order approving the case, (d) a court of competent jurisdiction appoints, or CBDS makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in title 11 of the United States Code or the corresponding provisions of any successor laws) for Presto or all or substantially all of its assets.

(b) Notice of Termination. Any termination of the Right of First Refusal Period or Extension Period by the Company shall be communicated by written Notice of Termination to CBDS or Presto. For purposes of this Agreement, a "***Notice of Termination***" shall mean a written notice setting forth the specific termination provision in this Agreement relied upon and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Right of First Refusal Period or Extension period under the provision so indicated.

(c) Date of Termination. In accordance with this Section 10, the "***Date of Termination***" shall constitute the date on which the Right of First Refusal Period or Extension Period terminates, which shall be, (i) for Cause, the date specified in the Notice of Termination or (ii) upon the expiration date of the Term or Extension Period.

11. Public Disclosure. Any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby shall be issued in such form as mutually agreed upon by Company and CBDS. Except as required by applicable federal securities laws and SEC rules, no other press release or similar public announcement or communication shall, at any time, be made by Company or CBDS or caused to be made by them concerning this Agreement or the transactions contemplated hereby unless the disclosing Party shall have consulted with the other Parties in advance with respect thereto and such other Parties consent in writing to such release, announcement or communication.

12. **Submission of Materials**. The CBDS Group agrees to supply to the Company with all elements of the Advertisements and Sponsored Articles to be published, including properly formatted files and Advertising artwork and design.

13. **Errors**. The Company accepts no responsibility for any errors in the Advertisements or Sponsored Articles prepared or approved by Presto.

14. **Assignment**. Except as otherwise expressly permitted by this Agreement, neither this Agreement nor any of the parties' rights or obligations will be assignable or delegable by the CBDS Group without the prior written consent of the Company; provided, however, the Company shall be permitted to assign this Agreement to an affiliate, or the Company may assign this Agreement in connection with the transfer of all or substantially all of Company's assets, whether via a merger, sale, reorganization or other transaction, provided, in each case, that such party is in good standing under this Agreement at such time, and that the entity to which the Agreement is assigned agrees in writing to fulfill all of such party's obligations under this Agreement. Except as expressly provided above, any attempted assignment or transfer by Presto or CBDS without the consent of the Company will be void. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15. **Force Majeure**. Neither party will be liable to the other, or will be considered to be in breach of this Agreement, on account of any delay or failure to perform as a result of any acts of god, acts of any political entity, or natural disasters, or any other causes or conditions that are beyond such Party's reasonable control. Should any such event occur, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

16. **No Joint Venture or Partnership**. This Agreement shall not be construed to be a joint venture or a partnership between Company or the CBDS Group. Each party shall be solely responsible for and shall hold the other harmless for any and all claims for taxes, fees, costs, and workmen's compensation.

17. **Notice**. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

Trans-High Corporation
5514 Wilshire Boulevard
Los Angeles, CA 90036
Attn: Matthew Stang, CRO
Tel: 310-774-0100
Email: matt@hightimes.com

Prestocorp.
340 S. Lemon Ave., #1350
Walnut, CA 91789

Attn: Kyle Powers, President
Tel: (650) 542-0420
Email:kyle@prestodoctor.com

Cannabis Sativa, Inc.
1646 W, Pioneer Blvd., Suite 120
Mesquite, NV 89027
Attn: David Tobias, President
Tel: (702) 346-3906
Email: davidtobias2@gmail.com

18. **Severability**. If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

19. **Waiver.** Unless otherwise expressly agreed, no delay, act or omission by either Party in exercising any right or remedy will be deemed a waiver of that, or any other, right or remedy.

20. **Amendment.** No amendment of this Agreement will be valid unless agreed in writing by an authorized signatory of each Party.

21. **Governing Law.** This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, USA, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

22. **Entire Agreement.** This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

23. **Attorney's Fees**. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

24. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above by their respective officers thereunto duly authorized.

TRANS-HIGH CORPORATION

By: ______________________
Name: ~~Matthew Stang~~ ADAM LEVIN
Title: ~~Chief Revenue Officer~~ CEO

PRESTOCORP.

By: ______________________
Name: Kyle Powers
Title: President

CANNABIS SATIVA, INC.

By: ______________________
Name: Mike Gravel
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above by their respective officers thereunto duly authorized.

TRANS-HIGH CORPORATION

By: ______________________________
Name: Matthew Stang
Title: Chief Revenue Officer

PRESTOCORP.

By: ______________________________
Name: Kyle Powers
Title: President

CANNABIS SATIVA, INC.

By: ______________________________
Name: Mike Gravel
Title: Chief Executive Officer

EXHIBIT A
LOCK-UP/LEAK-OUT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above by their respective officers thereunto duly authorized.

TRANS-HIGH CORPORATION

By: ______________________________
Name: Matthew Stang
Title: Chief Revenue Officer

PRESTOCORP.

By: ______________________________
Name: Kyle Powers
Title: President

CANNABIS SATIVA, INC.

By: ______________________________
Name: Mike Gravel
Title: Chief Executive Officer

EXHIBIT A
LOCK-UP/LEAK-OUT AGREEMENT

EXHIBIT B
PRESTO SERIES A PREFERRED STOCK
CERTIFICATE OF DESIGNATION